Exhibit 10.6

SECOND AND THIRD AMENDMENT TO THE LEASE AGREEMENT BETWEEN
LIBERTY PROPERTY LIMITED PARTNERSHIP AND THE REGISTRANT

SECOND AMENDMENT TO LEASE

          This Amendment (“Amendment”) is made as of the 26th day of February, 2001 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and ONTRACK DATA INTERNATIONAL, INC., a Minnesota corporation (“Tenant”).

BACKGROUND:

     A.     Landlord and Tenant are parties to that certain Lease dated as of September 21, 1998, as amended by First Amendment to Lease (the “First Amendment”) dated January 26, 1999 (collectively, the “Lease”) for certain premises located at 9023 Columbine Road in the Flying Cloud Corporate Campus, Eden Prairie, Minnesota and known as Building A as shown on the Site Plan attached to this Amendment as Exhibit A-2 (the “Site Plan”).

     B.     The initial Term of the Lease expires on September 30, 2009. The first lease year for the Building A Premises ended on September 30, 2000, and the term “lease year” for the Building A Premises means each 12-month period thereafter commencing on October 1 and ending on September 30.

     C.     Landlord is constructing Building B-1 (as shown on the Site Plan) in the Campus and Tenant desires to lease Building B-1 and Landlord has agreed, subject to the terms and conditions set forth below, to lease Building B-1 to Tenant. The address of Building B-1 is 8995 Columbine Road.

     D.     Landlord and Tenant desire to amend the Lease to add Building B-1 to the Premises and modify certain other provisions of the Lease, all as provided below.

AMENDMENT:

          Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

     1.     DEFINITIONS.

1.1 The definition of“Premises” in Section l(a) of the Lease is hereby modified to read:

“PREMISES”:

Building A Premises: approximate rentable square feet: 62,200 (see ss.2)

Building B-1 Premises: approximate rentable square feet: 45,817 which consists of all of the rentable area of Building B-1 except for a maintenance room reserved to Landlord consisting of 295 rentable square feet (see ss.2)

1.2 The definition of “Building” in Section 1(b) of the Lease is hereby modified to read:

“BUILDING”:

Building A: approximate rentable square feet: 62,200 (see ss.2)

Building B-1: approximate rentable square feet: 46,112 (see ss.2)

1.3 The definition of Building in Section 2 is hereby amended to read: “Building A and Building B-1.”

1.4 The 2nd sentence of the definition of “Land” in Section 2 is amended to read: “That portion of the Project area included in the “Land” shall generally be the areas designated “Building A Land” and “Building B-1 Land” on the Site Plan.

1.5 The definition of “Premises” in Section 2 is amended to include the following: “and approximately 45,817 rentable square feet (subject to confirmation as provided in Section 4(g) below) consisting of 99.36% of the rentable square feet of the Building identified as Building B-1 on the Site Plan, which Building will be constructed by Landlord in accordance with the terms and provisions of this Lease. The Building B-1 Premises includes all of the rentable area of Building B-l except for a maintenance room reserved to Landlord consisting of approximately 295 rentable square feet and shown on attached Exhibit D-2. Tenant acknowledges that Landlord may include in Operating Expenses, prorated to all Buildings within the Project, Landlord’s reasonable expenses of maintaining and operating the maintenance room, including a reasonable “rental” allocated to that space.

1.6 The Site Plan attached hereto as Exhibit A-2 hereby replaces Exhibit A attached to the Lease, as amended by the First Amendment. All references in the Lease to the Site Plan or Exhibit “

     2. MINIMUM ANNUAL RENT AND ESTIMATED ANNUAL OPERATING EXPENSES. Section 1(d) of the Lease is hereby amended to add the following subsections: “d. MINIMUM RENT (‘8) & OPERATING EXPENSES (‘9)

(iii)	“MINIMUM ANNUAL RENT FOR BUILDING B-1”:

	Minimum Annual				Minimum Annual
Lease	Rent Per Rentable			Lease	Rent Per Rentable
Year	Square Foot	Annual	Monthly	Year	Square Foot	Annual		Monthly

1	$10.39	$476,038.68	$39,669.89	6	$11.47	$525,521.04		$43,793.42
2	10.59	485,202.00	40,433.50	7	11.70	536,058.96		44,671.58
3	10.81	495,281.76	41,273.48	8	11.93	546,596.76		45,549.73
4	11.02	504,903.36	42,075.28	9	12.17	557,592.84	*	46,466.07
5	11.24	514,983.12	42,915.26

*	prorated to any partial year

(iv)	ESTIMATED “ANNUAL OPERATING EXPENSES FOR BUILDING B-1”: $212,132.76 estimated for calendar year 2001 (based on $4.63 per rentable square foot), payable in monthly installments of $ 17,677.73, subject to adjustment (‘9(a))”

From and after the Commencement Date for Building B-1, Minimum Annual Rent shall mean the Building A Minimum Annual Rent plus the Building B-1 Minimum Armnal Rent, and Tenant shall pay annual Operating Expenses with respect to the Building A Premises and the Building B-1 Premises.

The first “lease year” for the Building B-1 Premises means the period of 12 consecutive full calendar months commencing on the Commencement Date for Building B-1 (including for the first lease year, if the Commencement Date is not the first day of the month, any partial month from the Commencement Date until the first day of the first full calendar month thereafter). Each subsequent “lease year” for the Building B-1 Premises means each period of 12 full calendar months thereafter during the Term.

     3.     PROPORTIONATE SHARE. Section l(e) is hereby modified to include the following: “Tenant’s Proportionate Share of Building B-1 will be 99.36%. Landlord shall treat the entire Project, or such Buildings within the Project as Landlord shall from time to time own, manage or operate, as a single unified project for purposes of determining and allocating Operating Expenses. Operating Expenses shall include the aggregate of all expenses properly includable in Operating Expenses under this lease for all buildings and their attendant common areas owned, managed or operated by Landlord in the Project, and Tenant’s Proportionate Share shall be equal to a fraction, the numerator of which shall be the rentable square footage of the Premises, and the denominator of which shall be the rentable square footage of all buildings owned, managed or operated by Landlord in the Project. If, in the future any building within the Project ceases to be owned, managed or operated by Landlord and therefore ceases to be included in the Project for purposes of determining and allocating Operating Expenses, and in the event such building nevertheless continues to use common amenities of the Project (such as the drainage pond, for example) then there shall be excluded from Project Operating Expenses that portion of the expense of operating and maintaining the amenity or amenities that is reasonably and equitably attributable to the use thereof by such building, and no other expenses of owning, managing or operating any such building shall be included in Operating Expenses allocated to the Premises; moreover, all Operating Expenses allocated to the Premises shall be fairly and equitably determined, and shall be consistent with, and without duplication of, allocations to all other buildings in the Project. Landlord will notify Tenant within 30 days in the event any building in the Project ceases to be owned, managed or operated by Landlord.”

     4.     COMMENCEMENT DATE; CONSTRUCTION.

          4.1 The Commencement Date for Building B-1 will be the later of (i) May 1, 2001 or (ii) the date of substantial completion of the Building B-1 Base Building and Building B-1 Site Improvements. If construction of the Building B-1 Base Building is delayed by any delay caused by Tenant, the Commencement Date shall be the date this Lease would have commenced but for such delay. The term of this Lease with respect to Building B-1 shall expire on November 30, 2009, unless sooner terminated pursuant to the provisions of the Lease.

          4.2 Landlord will construct the base building for Building B-1 (“Building B-l Base Building”) and related site improvements, including, but not limited to, grading, parking areas, access drives, sidewalks, monument signs and landscaping (the “Building B-1 Site Improvements”) substantially in accordance with the Plans described on Exhibit B-2 attached hereto in accordance with the terms of this Section 4. All construction shall be done at Landlords expense in a good and workmanlike manner, free of mechanic’s liens that are not promptly discharged, and shall comply in all material respects with all applicable laws codes, regulations, rules and requirements of the governmental authorities having jurisdiction, as applied, enforced and interpreted as of the date the building permit is issued, including, but not limited to, all requirements of Title III of the ADA as applicable to commercial facilities. The foregoing notwithstanding, Tenant has requested, and Landlord has agreed, that Landlord not include in the Building B-1 Base Building the following items shown on the Plans: (i) the fireplace, (ii) the ceiling tile and grid, and (iii) the 2 x 4 light fixtures. In consideration of this reduction in the scope of the Building B-1 Base Building, Landlord shall provide Tenant the credit described in Section 4.7 below.

          4.3 For purposes of this Section 4, “substantial completion” shall be deemed to have occurred as of the date Landlord provides to Tenant a notice of substantial completion enclosing: (1) a certificate of substantial completion signed by Landlords architect and certifying to Tenant that the Building B-l Base Building and Building B-1 Site Improvements have been completed in accordance with the Plans except for enumerated punch list items, and (2) a copy of a certificate of occupancy (temporary or permanent) issued by the City of Eden Prairie for the Building B-1 Base Building. The foregoing notwithstanding, substantial completion shall not be deemed to occur unless the minimum requirements listed on attached C-2 are satisfied. Completion of landscaping, monument signs, and completion of the final wearing course of the parking lot shall not be deemed requirements of substantial completion, but Landlord shall nevertheless complete such items following substantial completion with reasonable diligence (but no later than September 1, 2001 unless Landlord and Tenant otherwise agree) in accordance with the requirements of Section 4.2 above. Moreover, clause (2) in the first sentence of this paragraph notwithstanding, and provided that all other conditions of substantial completion set out in this paragraph are satisfied, the Building B-1 Base Building and Building B-1 Site Improvements shall be deemed substantially complete if Landlord has satisfied all conditions to obtaining a certificate of occupancy as such conditions pertain to Landlords construction obligations, and the sole reason for a delay in the issuance of such a certificate is unfinished Tenant improvements or fixturing.

     Upon Landlords delivery to Tenant of a proper notice of substantial completion, Landlord and Tenant shall jointly perform an inspection of the Building B-1 Base Building and identify any incomplete items or other elements of work not materially conforming to the Plans. The list resulting from such inspection shall be deemed the “punch list.” If Landlord has not completed the punch list items within 45 days of substantial completion or within such additional reasonable time as may be necessary provided Landlord is proceeding with all due diligence to cause such punch list items to be corrected, then Tenant may complete such punch list items and Landlord shall reimburse Tenant for Tenants cost of completion, plus an administrative fee of 10% of the cost thereof.

          4.4 CERTIFICATION AS TO “AS BUILT” SQUARE FOOTAGE. Prior to the Commencement Date, Landlord will cause Landlords architect to determine the actual rentable square footage of Building B-1 and of the Building B-1 Premises as constructed, and to deliver to Landlord and Tenant an appropriate certificate certifying to the as-built rentable square footage. Such certificate will be conclusive unless objected to by Landlord or Tenant by written notice to the other party given within 30 days after receipt of the certificate. If the as-built rentable square footage of the Building B-1 Premises is greater than or less than the rentable square footage stipulated in Section 1.1 hereof, the Minimum Annual Rent shall be adjusted, as appropriate, based on the Minimum Annual Rent Per Square Foot set forth in Section 2 hereof. In such event, Landlord and Tenant shall enter into an amendment of this Lease setting forth the as-built rentable square footage of the Building B-1 Premises, the adjusted schedule of Minimum Annual Rent, and any adjustment to Tenant’s Proportionate Share. Rentable square footage shall be measured in accordance with Building Owners and Managers Association (BOMA) measurement standards for full floor tenants.

          4.5 LANDLORD’S CONSTRUCTION WARRANTY. Landlord warrants to Tenant for a period commencing on the date of substantial completion of the Building B-1 Base Building and Building B-1 Site Improvements and ending one year later that the Building B-1 Base Building and Building B-1 Site Improvements will be free from improper or defective workmanship and materials. Landlord further warrants to Tenant for a period commencing on the date of substantial completion of the Building B-1 Base Building and Building B-1 Site Improvements and ending one year later that there will be no material defect in the Building B-1 Base Building or Building B-1 Site Improvements, or any portion thereof, caused by a failure to design the Building B-1 Base Building or Building B-1 Site Improvements, or any portion thereof, in accordance with all applicable codes, laws, ordinances, regulations and professional standards of care in force and as interpreted as of the date of this Agreement.

          4.6 INAPPLICABLE PROVISIONS. Sections 4, 5, 6(a), 32, and 37 of the Lease do not apply to Building B-1.

          4.7 CREDITS AND DEBITS. In consideration of the Landlord’s agreement to extend the Commencement Date of this Lease for the Building B-1 Premises to May 1, 2001 as provided above, Tenant has agreed to pay to Landlord $15,870 to compensate Landlord for Landlord’s additional cost of carry. In consideration of the reduction in the scope of the Building B-I Base Building described at the end of Section 4.2 above, Landlord has agreed to give Tenant a credit of $59,690. Accordingly, the net credit to Tenant is $43,820. This credit will be provided to Tenant by Landlord paying on Tenant’s behalf, or causing to be paid on Tenant’s behalf, $43,820 to Tenant’s Initial Tenant Improvements general contractor to be applied against the cost of the Initial Tenant Improvements.

     5.     LEASEHOLD IMPROVEMENTS.

          5.1 BUILDING B-1 BASE BUILDING STATUS; ACCESS FOR TENANT IMPROVEMENTS. From and after the date of this Amendment (the “Tenant Access Date”), Tenant and Tenant’s Agents shall have continuous non-exclusive access to Building B-l, at Tenant’s own risk, expense and responsibility, for the construction of the Initial Tenant Improvements (defined below) without material interference from Landlord or Landlord’s Agents. Tenant and Tenant’s Agents will consult and cooperate with Landlord’s general contractor regarding the scheduling of Tenant’s work so as to coordinate Tenant’s activities after the Tenant Access Date with any Building B-1 Base Building work still being performed by Landlord’s general contractor and to prevent any interference on the part of Landlord’s Agents with Tenant’s work and on the part of Tenant’s Agents with Landlord’s work.

     In connection with such access prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including carrying the insurance specified by the Lease, as if the term of this Lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent, Annual Operating Expenses or utilities until the Commencement Date.

     During such pre-Commencement Date access, Landlord shall provide Tenant, at Tenant’s expense, utilities, heat, air conditioning (when reasonably required by Tenant), general building security, and staging areas. Tenant shall be responsible at its expense for all trash removal directly related to the construction of the Initial Tenant Improvements or Tenants furnishing and equipping of Building B-l.

          5.2 TENANT IMPROVEMENTS. The initial tenant improvements in and to Building B-1 required by Tenant (including but not limited to a link between Building A and Building B-1) (the “Link”) shall be completed by Tenant and its contractor(s), at Tenants sole expense, in accordance with plans and specifications approved in writing by Landlord, which approval will not be unreasonably withheld, delayed or conditioned (the “Initial Tenant Improvements”). Tenant shall comply with Sections 12 and 13 of the Lease and the following conditions with respect to the Initial Tenant Improvements:

               5.2.1 at least ten (10) days prior to commencement of construction, Tenant shall obtain Landlords approval of Tenants general contractor, which approval shall not be unreasonably withheld, conditioned or delayed;

               5.2.2 at least ten (l 0) days prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for each of Tenants contractors evidencing adequate insurance coverage naming Landlord as additional insured;

               5.2.3 all construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Laws and Requirements (as defined in Section 10(a) of the lease). Tenant shall deliver to Landlord copies of all certificates of occupancy, permits and licenses required to be issued by any authority in connection with Tenants construction.

     6.     SIGNS. Subparagraphs (a) and (b) of the 2nd paragraph and all of the 5th paragraph of Section 11 are deleted and replaced with the following language:

“For each of Building A and Building B-1, either:

(a) one sign on the exterior of the Building.

(b) One monument sign to be located outside the Building in the area between the parking lot curb line and Building A or Building B-1, as applicable, it being agreed that so long as no other tenant in the Project shall construct signs between the street and the outside edge of the parking lot curb (the “Park Perimeter”), Tenant’s monument signage shall not be placed in the Park Perimeter.”

     7.     SURRENDER. The following language is hereby added to Section 24(a) of the Lease: “Landlord may, at its option, require Tenant to remove the Link at the expiration or termination of this Lease, or, if earlier, at the expiration or termination of this Lease with respect to the entire B-1 Building Premises. If Landlord desires to exercise its option to require Tenant to remove the Link, Landlord must give Tenant written notice to remove the Link on or before the date of such expiration or termination.”

     8.     EXTENSION OPTION. Section 31 of the Lease is hereby amended and restated in its entirety as follows:

“31. OPTION TO EXTEND TERM. Provided that at the time of such notice of exercise and at the time of the commencement of the applicable extension term, there exists no monetary default (beyond any applicable notice and cure period in this Lease) and no default described in Section 26(a)(iv), Tenant shall have the right and option, exercisable by giving Landlord prior written notice thereof at least nine (9) months in advance of the applicable Expiration Date, to extend the Term (for all or a portion of the Premises as described in subsection (d) below) for up to three (3) additional consecutive periods of thirty-six (36) months each, the first such extended term or any subsequent extended term to begin on the Expiration Date of the initial Term or the Expiration Date of any previous extended term, as the case may be. Such extension shall be under the same terms and conditions as provided in this Lease except as follows: (a) all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this Section;

(b) there shall be no further options to extend the Term except as expressly provided herein;

(c) throughout each extension term, the Minimum Annual Rent for the respective Premises shall continue to increase by 2% per respective lease year, so that at the beginning of each lease year (based on the respective commencement dates for the respective portions of the Premises [e.g. the Building B-1 Premises, the Building A Premises, and any future Building A expansion premises, as applicable]), the Minimum Annual Rent for such Premises shall increase to 102% of the Minimum Annual Rent payable for such Premises in the preceding lease year; (d) With respect to any extension option, Tenant may elect to extend this Lease, on the terms and conditions stated above, for all or less than all of the Premises then being leased by Tenant under this Lease. If Tenant desires to extend this Lease for less than the entire Premises then being leased by Tenant, Tenant shall include in its extension notice a detailed description of any space as to which Tenant is not extending (the “Surrendered Space”). The following provisions shall apply to any surrender of space pursuant to an extension of this Lease on less than the entire Premises: (1) Tenant must surrender all space in Building B-1 prior to, or simultaneously with, surrendering any space in Building A, (2) with respect to the Building B-1 Premises, space must be surrendered working from north to south (i.e. starting with the portion of the Building B-1 Premises furthest from the planned Link), (3) with respect to the Building B-1 Premises, Tenant may surrender the space in up to two increments, the first increment must be either (i) the approximately 25,187 rentable square feet depicted on Exhibit E-2 or (ii) the entire Building B-l Premises, and the second increment (which would apply only in the event Tenant surrendered less than all of Building B-1 in connection with a prior Lease extension) must be the remainder of the Building B-1 Premises, and (4) with respect to the Building A Premises, in no event shall Tenant extend with respect to less than 20,000 rentable square feet, and in no event shall Tenant leave Landlord with less than 20,000 rentable square feet within Building A. Moreover, any Surrendered Space must be (1) Leasable Space (as that term is defined below) and (2) must be surrendered to Landlord in the condition required under this Lease with respect to surrender of space at the expiration or termination of this Lease. If Tenant so extends for less than all of the then Premises, Tenant and Landlord shall each pay one-half of the cost of constructing any demising wall between the space surrendered and the Premises retained by Tenant.

’Leasable Space’ as used in this Lease means space that is located, configured and sized in such a manner that, in Landlords reasonable judgment, such space has appropriate access to entrances and restroom facilities, is useable for general office purposes and is marketable to a general office user.

(e) if Tenant should exercise the extension option(s), at the request of either party Landlord and Tenant shall execute and deliver an amendment to the Lease documenting the terms, covenants and conditions applicable to the extension term, as provided herein.”

     8.     EXPANSION OPTION; RIGHT OF FIRST OFFER. Section 32 of the Lease (entitled “Expansion Option”) is hereby deleted. Tenant acknowledges that it has waived its right of first offer (as described in Section 33 of the Lease) with respect to the initial leasing of Buildings B-2, C, D, and E as shown on the Site Plan.

     9.     PARKING. The 1st sentence of Section 34 of the Lease is hereby modified to read as follows: “Landlord shall provide and Tenant shall be entitled to the use of, 4.81 parking spaces for each 1,000 rentable square feet of the Premises.” Section 5 of the First Amendment is hereby deleted. Landlord has provided Tenant a total of 302 spaces for the Building A Premises, as shown on the Site Plan; Landlord will preserve the ability to expand the Building A parking in the area identified as “Building A Expansion Parking” on the Site Plan attached to this Amendment as Exhibit A-2 in order to maintain a ratio of no less than 4.81 spaces per 1,000 rentable square feet in the event Tenant exercises its expansion option provided for in Section 9 of the First Amendment to this Lease. The Building A expansion parking will be constructed by Landlord as part of any expansion of Building A, and the cost thereof shall be included in Building A Expansion Costs, all in accordance with the provisions of the First Amendment. Landlord will provide, within the boundaries of the Building B-1 Land, at least 4.81 parking spaces for each 1,000 rentable square feet of the Building B-1 Premises, for a total of at least 220 spaces, as shown on the Site Plan. In the event Tenant contracts its Premises pursuant to any provision of this Lease, the parking available to Tenant shall be reduced to an amount equal to 4.81 spaces for each 1,000 rentable square feet of the contracted Premises.

     10.     TENANT’S OPTION TO TERMINATE. Section 36 of the Lease is hereby amended and restated in its entirety as follows:

“Tenant shall have the right and option to terminate this Lease effective as of April 30, 2007, exercisable by giving Landlord a minimum of nine (9) months prior written notice thereof and by paying Landlord on the effective date of termination a sum equal to (i) the total rentable square feet of the Premises (including the entire Building A Premises and Building B-1 Premises), multiplied by (ii) $4.86. Tenant shall pay all Rent under the Lease and abide by all of the terms and conditions of the Lease through and including such early termination date.”

     11.     EXTENSION OF BUILDING A LEASE. The initial Term of this Lease for the Building A Premises is hereby extended by 2 months, so as to expire on November 30, 2009. Minimum Annual Rent for October and November 2009 for the Building A Premises (other than space, if any, expanded into pursuant to the First Amendment to this Lease) shall be equal to $13.958 per rentable square foot (102% of the Minimum Annual Rent payable at the end of the 10th lease year for the Building A Premises). In the event this lease is extended with respect to the Building A Premises or any portion thereof, Minimum Annual Rent for the Building A Premises shall remain at $ 13.958 per rentable square foot for the balance of the lease year in which the first extension term commences, and thereafter shall escalate by 2% per lease year as provided in Section 31 of the Lease (as restated in this Second Amendment). The “lease year” for the Building A Premises throughout the term and all extension terms shall remain October 1 through September 30. For example, if Tenant exercises its first extension option, Minimum Annual Rent shall remain at $ 13.958 per rentable square foot for the period of December 1, 2009 through September 30, 2010, and shall increase by 2% at the beginning of the 11th lease year (October 1, 2010) and at the beginning of each lease year thereafter within the term.

     12.     LEASE IN FULL FORCE. Except as expressly amended by this Amendment, all of the terms and conditions the Lease remain unmodified and continue in full force and effect. All capitalized terms used herein and not separately defined herein shall bear the meaning assigned to them in the Lease. The parties have executed this Amendment as of the date stated in the opening paragraph of this Amendment.

LANDLORD:

Date signed: 2/28, 2001	LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust, Sole General Partner

		BY:	/s/ Robert L. Kiel

Robert L. Kiel Senior Vice President Regional Director

TENANT:

Date signed: ____, 2001	ONTRACK DATA INTERNATIONAL, INC.

	By:	/s/ Thomas Skiba
		Its:	CFO

Thomas Skiba CFO

THIRD AMENDMENT TO LEASE

          This Amendment (“Amendment”) is made as of the 30th day of April, 2001 by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (“Landlord”), and ONTRACK DATA INTERNATIONAL, INC., a Minnesota corporation (“Tenant”).

BACKGROUND:

     A.     Landlord and Tenant are parties to that certain Lease dated as of September 21, 1998, as amended by First Amendment to Lease dated January 26, l 999 and Second Amendment to Lease (the “Second Amendment”) dated February 26, 2001 (collectively, the “Lease”) for certain premises located at 9023 Columbine Road in the Flying Cloud Corporate Campus, Eden Prairie, Minnesota (the “Campus”) and known as Building A as shown on the Site Plan (as defined in the Second Amendment) and for certain premises located at 8995 Columbine Road in the Campus and known as Building B-l as shown on the Site Plan.

     B.     Tenant is constructing a Link (as defined in the Second Amendment) between Building A and Building B-1 (as shown on the Site Plan) and since the Link will encroach on a public utilities easement, Landlord requires certain protections from Tenant.

     C.     Landlord and Tenant desire to amend the Lease as provided below. AMENDMENT:

          Now therefore, for good and valuable consideration, the receipt and legal sufficiency of which the parties acknowledge, the parties agree as follows:

     1.     ENCROACHMENT AGREEMENT. Tenant acknowledges that the Link will be constructed over a public utilities easement in favor of the City of Eden Prairie (the “City”). The City has required Landlord to enter into an Encroachment Agreement in the form attached hereto as Exhibit A (the “Encroachment Agreement”). Tenant agrees to abide by the terms and conditions of the Encroachment Agreement, including but not limited to the construction, maintenance, repair, and reimbursement obligations of Landlord as described in the Encroachment Agreement. Except to the extent arising out of Landlord’s negligence or willful misconduct, Tenant will indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liabilities, costs and expense (including reasonable fees of attorneys, investigators and experts) arising from and after the date hereof, out of, or in connection with the Encroachment Agreement or the construction, maintenance, repair, replacement, use, or operation of the Link.

     2.     LEASE IN FULL FORCE. Except as expressly amended by this Amendment, all of the terms and conditions the Lease remain unmodified and continue in full force and effect. All capitalized terms used herein and not separately defined herein shall bear the meaning assigned to them in the Lease.

     The parties have executed this Amendment as of the date stated in the opening Paragraph of this Amendment.

LANDLORD:

Date signed: 4/30, 2001	LIBERTY PROPERTY LIMITED PARTNERSHIP

	By:	Liberty Property Trust, Sole General Partner

		BY:	/s/ Robert L. Kiel

Robert L. Kiel Senior Vice President Regional Director

TENANT:

Date signed: 4/27, 2001	ONTRACK DATA INTERNATIONAL, INC.

	By:	/s/ [illegible]
		Its:	VP & CFO

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EXHIBIT A

ENCROACHMENT AGREEMENT

ENCROACHMENT AGREEMENT

     THIS ENCROACHMENT AGREEMENT is made this      day of      , 2001, by and between Liberty Property Limited Partnership, a Pennsylvania limited partnership, hereinafter referred to as “Liberty,” and the City of Eden Prairie, a Minnesota municipal corporation, hereinafter referred to as “City”;

     WHEREAS, Liberty is the fee owner of land located in Hennepin County, Minnesota, more fully described in Exhibit A, attached hereto and made a part hereof, and said land hereinafter referred to as “the Property”; and,

     WHEREAS, City has an easement in the Property as described on Exhibit B attached hereto and made a part hereof, and said easement hereinafter referred to as “the Easement”; and,

     WHEREAS, Liberty desires to construct a covered walkway on the Property and across the Easement as described on Exhibit C, attached hereto and made a part hereof, and said walkway hereinafter referred to as “the Walkway”; and,

     WHEREAS, Liberty and City wish to enter into an agreement which will allow Liberty to construct, maintain, and use the Walkway;

     NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by the parties as follows:

1.	GRANT OF ENCROACHMENT. City covenants and agrees that: a) Liberty shall have the right to construct the Walkway so that it encroaches upon the Easement; b) so long as the Walkway shall remain standing, Liberty shall have the right to have the Walkway encroach upon the Easement; and c) Liberty shall have the right to use the Walkway for pedestrian travel.

2.	CONSTRUCTION. Liberty shall be responsible for all construction costs of the Walkway. The plans and specifications for the WalLway must be approved by the City before construction and the Walkway shall be designed to bridge the existing public utility pipes in the Easement. The City may require inspections of the utilities before, during, and after construction of the Walkway.

3.	MAINTENANCE. Liberty shall be responsible for all construction, maintenance, upkeep, repair, and replacement costs for the Walkway and Walkway components as may be necessary from time to time.

4.	WAIVER. City shall not be responsible for any damage to the Walkway caused by the public utilities contained in the Easement or caused by the City in repairing or maintaining the public utilities contained in the Easement. Liberty hereby waives any such claims it may have or hereafter acquire against the City.

5.	DURATION OF ENCROACHMENT. The Encroachment shall be perpetual, shall run with the land and shall be binding upon both parties and their successors and assigns.

6.	NONEXCLUSIVE. The Encroachment shall be nonexclusive.

7.	INTERFERENCE. Liberty’s construction, maintenance, and use of the Walkway shall in no way interfere with the City’s Easement or the public utilities contained therein. In the event that the Walkway in any way interferes with or damages the Easement, or public utilities contained therein, Liberty shall reimburse the City for all costs and expenses, including attorney fees, reasonably incurred to eliminate the interference or repair any damage done to the Easement or utilities.

8.	LIMITATIONS. Nothing contained herein shall impair any right of City now held or hereafter acquired to construct or maintain public utilities in or on the Easement. Nothing contained in this Agreement shall be construed or be deemed to constitute a dedication, express or implied, of any part of the Encroachment to or for any public use whatsoever.

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     IN WITNESS WHEREOF, the parties to this Agreement have caused these presents to be executed as of the day and year aforesaid.

GRANTOR		GRANTEE

LIBERTY PROPERTY LIMITED		CITY OF EDEN PRAIRIE PARTNERSHIP,

By	/s/ [illegible]

Jean L. Harris, Mayor

Its	V.P. & City Mgr.

Christopher M. Enger, City Manager

STATE OF MINNESOTA	)
)ss.
COUNTY OF HENNEPIN	)

     The foregoing instrument was acknowledged before me this      day of      , 2001 by Jean L Harris and Christopher M Enger, respectively the Mayor and City Manager of the City of Eden Prairie, a Minnesota municipal corporation, on behalf of said corporation.

Notary Public

STATE OF MINNESOTA	)
)ss.
COUNTY OF HENNEPIN	)

     The foregoing instrument was acknowledged before me this 26th day of April, 2001 by [illegible], the [illegible] of [illegible] the general partner of Limited Partnership, on behalf of said limited partnership.

/s/ Carla L. Puckett Notary Public

Document drafted by:
Lang, Pauly, Gregerson & Rosow, Ltd.
1600 Park Building
650 Third Avenue South
Minneapolis, Minnesota 55402
(612) 338-0755

[STAMP] CARLA L. PUCKETT NOTARY PUBLIC-MINNESOTA My Comm. Expires Jan. 31, 2005

Exhibit A

Property Description

(Per Commonwealth Land Title Insurance Company Commitment File No. 44355C, effective date March 4, 1998)

Outlot C, Staring Lake Clubs Courts and Villages, the following portion being registered property:

That part of Outlot C, Staring Lake Clubs Courts and Villages, lying Northerly of the center line of former County Road No. 2 as delineated in the plat of Research Farm Addition, Hennepin County, Minnesota.

AND

(Per Resolution dated November 5, 1996, filed of record December 30, 1996 as Document No. 2773427 (T) and 6669002 (A).

That part of the Public Street (Columbine Road Extension) as dedicated in the plat of Research Farm 2nd Addition, lying easterly of the following described line:

Commencing at the northwest corner of Outlot C, Staring Lake Clubs Courts and Villages, according to the record plat thereof; thence southerly 148.22 feet along the west line of said Outlot C having a radius of 952.73 feet and a central angle of 8 degrees 54 minutes 49 seconds to the east line of said Public Street and the point of beginning of said line to be described; thence southerly 11.78 feet along the southerly extension of said west line having a central angle of 0 degrees 42 minutes 31 seconds to a point of compound curvature; thence southerly 120.71 feet along a 533.58 foot radius curve having a central angle of 12 degrees 57 minutes 41 seconds to the intersection with a line drawn parallel with and distant 35 feet easterly from the centerline of Columbine Road as dedicated in said plat of Staring Lake; thence southerly 80.27 feet along said parallel line having a radius of 946.73 feet and a central angle of 4 degrees 51 minutes 29 seconds to the south line of said Public Street and there terminating.

Exhibit B

Easement Description

     An easement for drainage and underground utility purposes over, under and across that part of Outlot C, STARRING LAKE CLUBS COURTS AND VILLAGES, according to the recorded plat thereof, Hennepin County, Minnesota, described as follows:

          A 20.00 foot strip of land lying 10.00 feet either side of the following described centerline: Commencing at the Southeasterly corner of said Outlot C; thence on an assumed bearing of North 00 degrees 08 minutes 03 seconds East, along the Easterly line of said Outlot C, a distance of 579.52 feet, to the actual point of beginning of said centerline; thence South 89 degrees 54 minutes 36 seconds West a distance of 625.90 feet; thence North 68 degrees 29 minutes 40 seconds West a distance of 328.04 feet; thence North 07 degrees 30 minutes 51 seconds West a distance of 90.75 feet; thence North 89 degrees 03 minutes 47 seconds West a distance of 26.35 feet to the intersection with the Westerly line of said Outlot C, and there terminating.

     Sidelines of said easement are to be lengthened or shortened to terminate at said Easterly and Westerly lines of Outlot C.

EXHIBIT C

PROPOSED LEGAL DESCRIPTION:

That part of Outlot C, STARING LAKE CLUBS COURTS AND VILLAGES, according to the recorded plat thereof, Hennepin County, Minnesota, described as follows: Commencing at the southeast corner of said Outlot C; thence North 00 degrees 08 minutes 03 seconds East, assumed bearing along the east line of said Outlot C, a distance of 589.52 feet; thence South 89 degrees 54 minutes 36 seconds West; a distance of 362.04 feet to the actual point of beginning; thence continuing South 89 degrees 54 minutes 36 seconds West, a distance of 16.33 feet; thence on a bearing of South, a distance of 20.00 feet; thence North 89 degrees 54 minutes 36 seconds East, a distance of 16.33 feet; thence on a bearing of North, a distance of 20.00 feet to the point of beginning.